FORM 8-A/A1

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                            AmeriVest Properties Inc.
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            (Exact Name of registratant as specified in its charter)


           Delaware                                     84-240264
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

       7100 Grandview Avenue, Suite 1, Arvada, Colorado       80002
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          (Address of principal executive offices)         (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                       Name of each exchange on which
   to be so registered                       each class is to be registered

 Common Stock, $.001 par value               Boston Stock Exchange
 ---------------------------------           -----------------------------------
 Redeemable Common Stock Purchase
    Warrants                                 Boston Stock Exchange
 ---------------------------------           ----------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

     None
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                                (Title of class)

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                                (Title of class)




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Item 1.  Description Of Registrant's Securities To Be Registered.

          The description of the securities is incorporated by reference from "Description Of Securities--Common Stock" and "--Warrants" of the Registrant's form of Prospectus filed pursuant to Rule 424(b) that was included in Registrant's Form SB-2 Registration Statement under the Securities Act of 1933, SEC Registration No. 333-5114-D.

Item 2.  Exhibits.

          The following exhibits required by Instruction II to Item 2 have been supplied to the Boston Stock Exchange and hereby are incorporated into this Form 8-A.

          1.   Registrant's   Registration   Statement   on   Form   SB-2   (SEC
               Registration No. 333-5114-D) filed with the Securities and Exchange Commission on June 21, 1996.

          2. Registrant has filed no reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          3. Registrant has filed no proxy statements pursuant to Section 14 of the Exchange Age.

          4.   Registrant's  Certificate  Of  Incorporation,   as  amended,  and
               Bylaws, as amended, and form of Warrant Certificate and Warrant Agreement defining the rights of Warrant holders.

          5.   Specimen Common Stock and Warrant Certificates.

          6.   No annual reports have been mailed to stockholders by Registrant.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             AMERIVEST PROPERTIES INC.



Date:     October 21, 1996                  By:   /s/ James F. Etter
     ----------------------------                 ------------------------------
                                                  James F. Etter, President


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